EXHIBIT 4.1

BKA
CLASS A COMMON STOCK CLASS A COMMON STOCK
Class A Common Stock, Par Value $0.0001 per share
CUSIP
SEE REVERSE FOR
This Certifies that CERTAIN DEFINITIONS
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, PAR VALUE $0.0001 PER SHARE, OF
Black of the Corporation Knight Financial by the holder Services, hereof in person Inc. or (hereinafter by duly authorized called the attorney, “Corporation”) upon surrender transferable of this on certificate the books properly and Registrar. endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent In duly Witness authorized Whereof, officers the of the Corporation Corporation. has caused this certificate to be signed by the facsimile signatures of its
DATED: AUTHORIZED
CORPORATE SECRETARY CHIEF EXECUTIVE OFFICER OFFICER
COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER TRUST& COMPANY
(JERSEY CITY, NJ)
TRANSFER AGENT AND REGISTRAR BY:
ABnote North America PROOF OF: APRIL 8, 2015
711 ARMSTRONG LANE, COLUMBIA, TN 38401 BLACK KNIGHT FINANCIAL SERVICES, INC. (931) 388-3003 WO—09605 FACE OPERATOR: DKS
SALES: HOLLY GRONER 931-490-7660 NEW
Colors Selected for Printing: Intaglio prints in SC-3 Dark Green. Logo Prints in 2 colors: PMS 117 Gold and Process Black.
PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF
COLOR: This proof was printed from a digital file on a graphics quality, color laser printer. It NOTE: is a good representation TEXT RECEIVED of the color as BY it will MODEM appear on the OR final E product. -MAIL It is IS not NOT an exact PROOFREAD color rendition, and the WORD final printed FOR product WORD. may appear slightly different from the proof due to the difference between the dyes and printing ink.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT– ______ CUSTODIAN ______	(Cust) (Minor)
TEN ENT	— as tenants by the entireties		
JT TEN	— as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ______	(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ______________________ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

______________________ Shares

of the Class A Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

______________________ Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________

____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

____

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE, IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

ABnote North America **711 ARMSTRONG LANE, COLUMBIA, TN 38401** **(931) 388-3003**	PROOF OF: APRIL 8, 2015 **BLACK KNIGHT FINANCIAL SERVICES, INC.** **WO - 09605 BACK** OPERATOR: DKS
SALES: HOLLY GRONER 931-490-7660	**NEW**

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ☐ OK AS IS ☐ OK WITH CHANGES ☐ MAKE CHANGES AND SEND ANOTHER PROOF

NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.